UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2006

Hythiam, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California		90025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 444-4300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 27, 2006, Christopher S. Hassan, age 46, has been appointed Senior Executive Vice President of Hythiam, Inc., and will oversee our licensing and marketing efforts. From October 2003 until July 2006, Mr. Hassan served as Vice President, Sales for Reckitt Benckiser Pharmaceuticals. From 2000 to October 2002, he served as Director of Sales, North America for Drugabuse Sciences, Inc. a bio-pharmaceutical company. From 1996 to 2000, Mr. Hassan served as Area Business Manager for Parke-Davis/Pfizer. From 1989 to 1996 he served as District Sales Manager for Bayer Pharmaceuticals. From 1986 to 1989, he was a Director and Vice President Sales & Acquisitions for Grammco Computer Sales. Mr. Hassan received a B.B.A. in Accounting from University of Texas, Austin.

We have entered into a four-year employment agreement with Mr. Hassan, which provides for an annual base salary of $278,800, with annual bonuses targeted at 50% of his base salary based on achieving designated milestones. His compensation will be adjusted each year by an amount not less than the CPI. He will receive executive benefits including group medical and dental insurance, term life insurance, accidental death and long-term disability insurance. Subject to board approval, Mr. Hassan will be granted options to purchase 400,000 shares of our common stock, vesting 20% each year over five years. The options will vest immediately and remain exercisable for three years in the event of a change in control, termination without cause or resignation with good reason. In the event that Mr. Hassan is terminated without good cause or resigns with good reason prior to the end of the term, upon execution of a mutual general release he will receive a lump sum equal to one year of salary and bonus, and will receive continued medical benefits for one year unless he becomes eligible for coverage under another employer's plan. If he is terminated without cause or resigns with good reason within twelve months following a change in control, upon execution of a general release he will receive a lump sum equal to eighteen months salary, 150% of the targeted bonus, and will receive continued medical benefits for eighteen months unless he becomes eligible for coverage under another employer's plan.

There are no family relationships between Mr. Hassan and any of our directors or other executive officers. He has not had a material interest in any of our transactions.

Also effective July 27, 2006, the titles of Chief Administrative Officer, Richard A. Anderson, and our Chief Operating Officer, Anthony M. LaMacchia, have been changed to Senior Executive Vice President.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated July 27, 2006

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hythiam, Inc.

July 27, 2006	By:	/s/ Chuck Timpe

Name: Chuck Timpe
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 27, 2006.